Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(11,836,717)
Unrealized Gain (Loss) on Market Value of Commodity Futures	6,075,103
Dividend Income	125,240
Interest Income	164,929
ETF Transaction Fees	1,050
Total Income (Loss)	$(5,470,395)

Expenses
General Partner Management Fees	$35,154
Professional Fees	11,996
Brokerage Commissions	4,245
Directors' Fees and insurance	2,690
License fees	879
Total Expenses	$54,964
Net Income (Loss)	$(5,525,359)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/23	$77,675,091
Additions (50,000 Shares)	3,322,425
Withdrawals (150,000 Shares)	(9,358,343)
Net Income (Loss)	(5,525,359)

Net Asset Value End of Month	$66,113,814
Net Asset Value Per Share (1,050,000 Shares)	$62.97

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596